JOINT FILER INFORMATION

Name:                                              Urstadt Realty Associates Co LP

Address:                                          2 Park Place, Bronxville, New York 10708

Designated Filer:                           Charles J. Urstadt

Issuer & Ticker Symbol:             Urstadt Biddle Properties Inc. (UBP)
                                                           (Common Stock)

Date of Event                                     June 27, 2011
Requiring Statement:

Signature:                                         Urstadt Realty Associates Co LP

                By:  Urstadt Property Company, Inc., General Partner

                                  X
              By:       Charles J. Urstadt, Chairman
 by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman